                                                                    EXHIBIT 23.3


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated October 11, 1996 on our audits of the consolidated financial statements and financial statement schedule of Tuscarora Incorporated and subsidiaries as of August 31, 1996 and for each of the two years in the period ended August 31, 1996, which report is included in the Company's Annual Report on Form 10-K for the year ended August 31, 1997.



                                                    /s/ S.R. SNODGRASS, A.C.
                                                    ------------------------
                                                    S.R. SNODGRASS, A.C.
                                                    CERTIFIED PUBLIC ACCOUNTANTS


Beaver Falls, PA
June 25, 1998